SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549



                            FORM 8-K


                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
               SECURITIES AND EXCHANGE ACT OF 1934




DATE OF REPORT                                     June 5, 2001



                  Rhino Enterprises Group, Inc.,
                      A Nevada Corporation


          Nevada                                88-0333844
(State or other jurisdiction of              (I.R.S. Employer
Incorporation or organization)              identification No.)


                   2925 LBJ Freeway, Suite 188
                       Dallas, TX 75234
                        (972) 241-2669









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Effective June 1,2001, Rhino Enterprises Group, Inc. (OTCBB:
RHNO), has entered into a consulting agreement with Anthony
Singleton. Mr. Singleton will be consulting and assisting RHNO with strategic planning and mergers and acquisitions.

As compensation for Mr. Singleton's services under this agreement, RHNO has agreed to grant Mr. Singleton options to purchase fifty thousand (50,000) shares of RHNO's restricted common stock at $0.25 per share with a three (3) year option to exercise. The consulting agreement terminates on May 31, 2002. The Company has the right to terminate the agreement at an earlier date with five (5) days written notice.

RHINO also entered into a consulting agreement with Cameron
Claridge or assigns. Mr. Claridge will be consulting and assisting RHNO with strategic planning, corporate finance, mergers & acquisitions and other business opportunities.

As compensation for Mr. Claridge's services under this agreement, RHNO has agreed to grant Mr. Claridge options to purchase one hundred fifty thousand (150,000) shares of RHNO's restricted common stock at $0.50 per share with a three (3) year option to exercise. The consulting agreement terminates on October 31, 2001. The Company has the right to terminate the agreement at an earlier date with five (5) days written notice.


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                         SIGNATURES

     In accordance with the requirements of the Exchange
Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                            Rhino Enterprises Group, Inc.
                            (Registrant)

Date: June 5, 2001          By:/S/ DANIEL H. WEAVER
                            --------------------------------
                            Daniel H. Weaver
                            Chief Financial Officer and duly
                            authorized officer



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